Exhibit 99.1

Ramtron International Corporation News Release N a s d a q : R M T R

NEWS FOR RELEASE: 4/26/2011, 8:30am ET	CONTACT: Lee Brown (719) 481-7213 leebrown@ramtron.com

RAMTRON NAMES MARK R. KENT

AS CHIEF FINANCIAL OFFICER

COLORADO SPRINGS, CO— April 26, 2011 — U.S. semiconductor maker Ramtron International Corporation (Nasdaq:RMTR) announced today that it has named Mark R. Kent as chief financial officer effective immediately. Mr. Kent, 51, is responsible for directing all aspects of Ramtron’s financial management and reporting.

“Mark is a seasoned financial executive who has a solid track record of developing highly productive teams, strengthening financial infrastructures to support rapid growth and assisting in the development and implementation of corporate strategy. He has served in key roles as a senior financial executive with several publicly-traded semiconductor companies, and his experience will serve Ramtron well as we scale our company and focus our entire organization on achieving an outstanding financial performance. We welcome Mark to the team and look forward to his contributions,” said Eric Balzer, Ramtron’s CEO

Mr. Kent brings nearly 30 years of finance experience with a strong track record of financial leadership in both semiconductor and technology companies. Most recently, Kent served as vice president and chief financial officer of RPX Corporation, a venture-funded defensive patent aggregation company, where he was a member of the start-up team. Kent’s background in the semiconductor industry includes serving as chief financial officer at Transmeta Corporation, a fabless semiconductor microprocessor company, where he played an instrumental role in migrating the company’s business model to an intellectual property license and engineering services business. He was also treasurer of LSI Corporation, an S&P 500 company, where his key roles in corporate strategy led to successful semiconductor company acquisitions valued at more than $1 billion, and strategic equity and debt financing of more than $2 billion. In addition, Kent was affiliated with Oak Investment Partners, a venture capital firm, where he was CFO or CFO-in-residence for several Oak portfolio companies, including Talisma Corporation, Knowledge Networks, and Securant Technologies.

Mr. Kent holds a Bachelor of Science degree in Administration, Finance from Colorado State University.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts are “forward-looking statements.” These forward-looking statements involve risks, uncertainties and

RAMTRON NAMES CFO / Page 2

assumptions that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. Please refer to Ramtron’s Securities and Exchange Commission filings for a discussion of such risks. The forward-looking statements in this release are being made as of the date of this report, and Ramtron expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

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